                                                                    Exhibit 10.3




                              BRIDGE LOAN AGREEMENT


                                   dated as of


                               September 25, 1998


                                      among


                               Venator Group, Inc.


                             The Banks Party Hereto

                                       and

                   Morgan Guaranty Trust Company of New York,
                             as Administrative Agent




(NY) 27009/335/CA/ca.98

                                TABLE OF CONTENTS

                             ----------------------

                                                                       Page
                                                                       ----

                                    ARTICLE 1
                                   Definitions

Section 1.01.  Definitions...............................................1
Section 1.02.  Accounting Terms and Determinations......................13
Section 1.03.  Types of Borrowings......................................13

                                    ARTICLE 2
                                   The Credits

Section 2.01.  Commitments to Lend......................................13
Section 2.02.  Notice of Borrowing......................................14
Section 2.03.  Notice to Banks; Funding of Loans........................14
Section 2.04.  Notes....................................................15
Section 2.05.  Maturity of Loans........................................15
Section 2.06.  Interest Rates...........................................15
Section 2.07.  Method of Electing Interest Rates........................17
Section 2.08.  Commitment Fee...........................................18
Section 2.09.  Optional Termination or Reduction of Commitments.........18
Section 2.10.  Mandatory Termination or Reduction of Commitments........18
Section 2.11.  Optional Prepayments.....................................19
Section 2.12.  Mandatory Prepayments....................................19
Section 2.13.  General Provisions as to Payments........................20
Section 2.14.  Funding Losses...........................................21
Section 2.15.  Computation of Interest and Fees.........................21

                                    ARTICLE 3
                                   Conditions

Section 3.01.  Effectiveness of this Agreement; Closing.................21
Section 3.02.  Extensions of Credit.....................................22

                                    ARTICLE 4
                         Representations and Warranties

Section 4.01.  Corporate Existence and Power............................23
Section 4.02.  Concentration and Governmental Authorization; No
         Contravention..................................................23
Section 4.03.  Binding Effect...........................................23

(NY) 27009/335/CA/ca.98

                                                                       Page
                                                                       ----

Section 4.04.  Financial Information....................................23
Section 4.05.  Litigation...............................................24
Section 4.06.  Compliance with Laws.....................................24
Section 4.07.  Compliance with ERISA....................................24
Section 4.08.  Environmental Matters....................................25
Section 4.09.  Taxes....................................................25
Section 4.10.  Subsidiaries.............................................25
Section 4.11.  Not an Investment Company................................25
Section 4.12.  Full Disclosure..........................................25

                                    ARTICLE 5
                                    Covenants

Section 5.01.  Information..............................................26
Section 5.02.  Maintenance of Property; Insurance.......................29
Section 5.03.  Conduct of Business and Maintenance of Existence.........29
Section 5.04.  Compliance with Laws.....................................29
Section 5.05.  Inspection of Property, Books and Records................30
Section 5.06.  Negative Pledge..........................................30
Section 5.07.  Minimum Consolidated Tangible Net Worth..................31
Section 5.08.  Leverage Ratio...........................................31
Section 5.09.  Limitation on Debt of Subsidiaries.......................31
Section 5.10.  Fixed Charge Coverage Ratio..............................31
Section 5.11.  Consolidations, Mergers and Sales of Assets..............32
Section 5.12.  Use of Proceeds..........................................32
Section 5.13.  Restricted Payments......................................32
Section 5.14.  German Purchase Agreement................................32

                                    ARTICLE 6
                                    Defaults

Section 6.01.  Events of Default........................................32
Section 6.02.  Notice of Default........................................35

                                    ARTICLE 7
                            The Administrative Agent

Section 7.01.  Appointment and Authorization............................35
Section 7.02.  Administrative Agents and Affiliates.....................35
Section 7.03.  Obligations of Administrative Agent......................35
Section 7.04.  Consultation with Experts................................35

(NY) 27009/335/CA/ca.98

                                                                       Page
                                                                       ----

Section 7.05.  Liability of Agents......................................35
Section 7.06.  Indemnification..........................................36
Section 7.07.  Credit Decision..........................................36
Section 7.08.  Successor Administrative Agent...........................36
Section 7.09.  Administrative Agent's Fees..............................37

                                    ARTICLE 8
                             Change in Circumstances

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.37
Section 8.02.  Illegality...............................................38
Section 8.03.  Increased Cost and Reduced Return........................38
Section 8.04.  Taxes....................................................40
Section 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar
         Loans..........................................................42
Section 8.06.  Substitution of Bank.....................................42

                                    ARTICLE 9
                                  Miscellaneous

Section 9.01.  Notices..................................................43
Section 9.02.  No Waivers...............................................44
Section 9.03.  Expenses; Indemnification................................44
Section 9.04.  Sharing of Set-offs......................................44
Section 9.05.  Amendments and Waivers...................................45
Section 9.06.  Successors and Assigns...................................45
Section 9.07.  No-Reliance on Margin Stock..............................47
Section 9.08.  Governing Law; Submission to Jurisdiction................47
Section 9.09.  Counterparts.............................................47
Section 9.10.  Waiver of Jury Trial.....................................48


(NY) 27009/335/CA/ca.98

Commitment Schedule

Exhibit A -     Form of Note

Exhibit B   -   Form of Opinion of Special Counsel for the Borrower

Exhibit C   -   Form of Opinion of General Counsel of the Borrower

Exhibit D   -   Form of Opinion of Special Counsel for the
                      Administrative Agent

Exhibit E   -   Form of Assignment and Assumption Agreement



(NY) 27009/335/CA/ca.98

                              BRIDGE LOAN AGREEMENT

     AGREEMENT  dated as of September 25, 1998 among VENATOR  GROUP,  INC.,  the
BANKS  party  hereto  and  MORGAN   GUARANTY  TRUST  COMPANY  OF  NEW  YORK,  as
Administrative Agent.

     The parties hereto agree as follows:



                                    ARTICLE 1
                                   Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Adjusted  London  Interbank  Offered  Rate" has the  meaning  set forth in
Section 2.06(b).

     "Administrative Agent" means Morgan Guaranty Trust Company of New York, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "Affiliate" means, as to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Annual  Rent  Expense"  means,  for purposes of  calculations  pursuant to
Section 5.10 as of the end of each Fiscal Year (the "Relevant Fiscal Year") and the end of each of the first three Fiscal Quarters of the next Fiscal Year, the total rent expense (net of sublease income) of the Borrower and its Consolidated Subsidiaries for the Relevant Fiscal Year, calculated in the same manner as the $611,000,000 amount shown as total rent expense (net of sublease income) for Fiscal Year 1997 in Note 14 ("Leases") to the audited financial statements of the Borrower contained in the Borrower's 1997 Form 10-K.

(NY) 27009/335/CA/ca.98

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) of any asset by the Borrower or any of its Subsidiaries, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, and any sale of real estate, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions in connection with the liquidation of the Kinney Shoes and Footquarters divisions, (iii) dispositions of assets to the Borrower or a Subsidiary and (iv) any transaction involving a disposition of one or more assets for a consideration less than $250,000. Asset Sale shall include, in any event, any sale, lease or other disposition of (i) the Borrower's headquarters building at 233 Broadway, New York, New York (the "Headquarters Building") or
(ii) the "Woolworth Group" as defined in the German Purchase Agreement.

     "Assignee" has the meaning set forth in Section 9.06(c).

     "Available Net Cash Proceeds" means:

          (i) with respect to any Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Asset Sale (including any cash proceeds received as income or other proceeds of any noncash proceeds of such Asset Sale), less (w) any expenses reasonably incurred by such Person in respect of such Asset Sale,
     (x) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof, (y) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower and its Subsidiaries) in respect of such Asset Sale and (z) up to $30,000,000 of proceeds from the sale of the Headquarters Building that are transferred to a "qualified intermediary" as defined in Treasury Reg. $1.1031(k) - 1(g)(4),

          (ii) with respect to any Public Debt Issuance, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries in respect thereof less any expenses reasonably incurred by them in respect thereof, and


(NY) 27009/335/CA/ca.98

          (iii) with respect to any Equity Issuance, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries in respect thereof less any expenses reasonably incurred by them in respect thereof.

     "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

     "Bank Parties" means the Banks and the Administrative Agent.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article VIII.

     "Borrower" means Venator Group, Inc., a New York corporation, and its successors.

     "Borrower's 1997 Form 10-K" means the Borrower's annual report on Form 10-K for 1997, as filed with the SEC pursuant to the Exchange Act.

     "Borrower's Latest 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended August 1, 1998, as filed with the SEC pursuant to the Exchange Act.

     "Borrowing" has the meaning set forth in Section 1.03.

     "Change in Consolidated Net Working Investment" means, for any Fiscal Quarter, the amount (which may be positive or negative) obtained by subtracting Consolidated Net Working Investment at the beginning of such Fiscal Quarter from Consolidated Net Working Investment at the end of such Fiscal Quarter. For purposes of this definition, "Consolidated Net Working Investment" means, at any time, the amount obtained by subtracting consolidated accounts payable of the Borrower and its Consolidated Subsidiaries at such time from consolidated merchandise inventories of the Borrower and its Consolidated Subsidiaries at such time.

     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the Commitment Schedule (or, in the case of

(NY) 27009/335/CA/ca.98
an Assignee, the portion of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(c)), in each case as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10 or changed as a result of an assignment pursuant to Section 8.06 or 9.06(c).

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Consolidated Capital Expenditures" means, for any period, the gross additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period.

     "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles.

     "Consolidated Tangible Net Worth" means at any date the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries as of such date less their consolidated goodwill as of such date.

     "Continuing Director" means at any date a member of the Borrower's board of directors who was either (i) a member of such board twelve months prior to such date or (ii) nominated for election to such board by at least two-thirds of the Continuing Directors then in office.

     "Credit Exposure" means, as to any Bank at any time, the sum of (i) its Commitment plus (ii) the aggregate outstanding principal amount of its Loans, all determined at such time after giving effect to any prior assignments by or to such Bank pursuant to Section 9.06(c).

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.06 and the definition of Material Debt, all contingent obligations) of such Person to reimburse any bank or other Person in

(NY) 27009/335/CA/ca.98
respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the maximum amount of such other Person's Debt Guaranteed thereby); provided that the term "Debt" shall not include amounts borrowed against the cash value of life insurance policies.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent;

     "EBIT" means, for any period, the sum of (i) the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period plus (ii) to the extent deducted in determining such consolidated net income, the sum of (A) Interest Expense, (B) income taxes, (C) the after-tax effect of any extraordinary non-cash losses (or minus the after-tax effect of any extraordinary non-cash gains), (D) the before-tax effect of any non-recurring non-cash losses that are not classified as extraordinary losses (or minus the before-tax effect of any non- recurring non-cash gains that are not classified as extraordinary gains) and (E) any pre-tax loss (or minus any pre-tax gain) on the sale of any ownership or leasehold interest in real property.

     "Effective Date" means the date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.01.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, injunctions, permits, licenses and agreements relating to the protection of the environment, to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing,

(NY) 27009/335/CA/ca.98
distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or wastes or the clean-up or other remediation thereof.

     "Equity Issuance" means any issuance of equity securities, or any sale or other transfer of treasury stock, by the Borrower or any of its Subsidiaries, other than equity securities issued to, or treasury stock sold or transferred to, the Borrower or any of its Subsidiaries.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under subsection (b), (c), (m) or
(o) of Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Margin" has the meaning set forth in Section 2.06(b).

     "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.06(b) on the basis of an Adjusted London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(b).

     "Event of Default" has the meaning set forth in Section 6.01.

(NY) 27009/335/CA/ca.98

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Extension of Credit" means the making of a Loan.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarter" means a fiscal quarter of the Borrower.

     "Fiscal Year" means a fiscal year of the Borrower. A Fiscal Year is identified by the calendar year which includes approximately eleven months of such Fiscal Year (e.g., Fiscal Year 1998 refers to the Fiscal Year that will end on January 30, 1999).

     "German Purchase Agreement" means the Purchase Agreement dated as of September 20, 1998 between Retail Company of Germany, Inc., Venator Group, Inc., Dr. Peter Wessels Vermogensverwaltungs GmbH and Dr. Peter Wessels Beteiligungsverwaltungs GmbH.

     "Group of Loans" or "Group" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time and (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to
Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether

(NY) 27009/335/CA/ca.98
arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Immaterial Subsidiaries" means at any time one or more Subsidiaries that in the aggregate did not account for (i) more than 5% of the consolidated revenues or consolidated net income of the Borrower and its Consolidated Subsidiaries for the then most recent Fiscal Year for which audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries have been delivered to the Banks or (ii) more than 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at the end of such Fiscal Year.

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Interest Expense" means, for any period, the consolidated interest expense (net of interest income) of the Borrower and its Consolidated Subsidiaries for such period, calculated in the same manner as the amounts shown as "Interest Expense" in the consolidated statements of operations of the Borrower contained in the Borrower's 1997 Form 10-K.

     "Interest Period" means, with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one week thereafter; provided that:

     (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

     (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.



(NY) 27009/335/CA/ca.98

     'Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a loan made or to be made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "London  Interbank  Offered  Rate" has the  meaning  set  forth in  Section
2.06(b).

     "Material Adverse Effect" means a material adverse effect on (i) the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform, or of any Bank Party to enforce, any payment obligation of the Borrower under this Agreement and the Notes.

     "Material Assets" means at any time assets that accounted for more than 5% of the aggregate book value of the consolidated assets of the Borrower and its Consolidated Subsidiaries at the end of the then most recent Fiscal Year for which audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries have been delivered to the Banks.

     "Material Debt" means Debt (other than the Loans) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

     "Material Plan" means at any time a Plan (or any two or more Plans, each of which has Unfunded Liabilities) having aggregate Unfunded Liabilities in excess of $25,000,000.

     "Morgan" means Morgan Guaranty Trust Company of New York.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of

(NY) 27009/335/CA/ca.98
                                       9
the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     'Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Notice of  Interest  Rate  Election"  has the meaning set forth in Section
2.07.

     "Parent" means, with respect to any Bank Party, any Person controlling such Bank Party.

     "Participant" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prime Rate" means a rate of interest per annum equal to the rate of interest publicly announced from time to time in New York City by Morgan as its Prime Rate.

     "Public Debt Issuance" means the issuance of any Debt by the Borrower or any of its Subsidiaries for cash in a transaction that is required to be registered

(NY) 27009/335/CA/ca.98
with the SEC (or would have been required to be registered with the SEC if such transaction had occurred within the United States).

     "Reduction Event" means the receipt by the Borrower or a Subsidiary of Available Net Cash Proceeds in respect of any one or more Asset Sales, Public Debt Issuances or Equity Issuances in an aggregate amount equal to or greater than $10,000,000.

     "Reference Bank" means the principal London office of Morgan.

     'Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Requesting Banks" means at any time one or more Banks having at least 15% of the aggregate amount of the Credit Exposures at such time.

     "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Credit Exposures at such time.

     "Responsible Officer" means, with respect to the Borrower, its chief operating officer, its chief financial officer, its general counsel, its treasurer, any assistant treasurer or any other officer whose duties include the administration of this Agreement.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock of the same class) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other rights to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

     "SEC" means the Securities and Exchange Commission.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Termination Date" means November 16, 1998, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day.

(NY) 27009/335/CA/ca.98

     "Total Borrowed Funds" means at any date the sum, without duplication, of

          (i) Consolidated Debt at such date,

          (ii) the present value of operating lease commitments of the Borrower and its Consolidated Subsidiaries, and

          (iii) the present value of third-party operating lease payments under guarantees entered into after the date hereof by the Borrower and its Consolidated Subsidiaries.

The present value referred to in clause (ii) of this definition shall be deemed to be $1,952,000,000 (being the "present value of operating lease commitments" of the Borrower and its Consolidated Subsidiaries at January 31, 1998) until the first officer's certificate to be delivered pursuant to Section 5.01(e) is delivered, and thereafter shall be deemed to be the amount set forth as the present value of operating lease commitments at the end of the applicable Fiscal Year in the officer's certificate delivered most recently pursuant to Section 5.01(e). The present value referred to in clause (iii) of this definition shall be deemed to be zero until the first officer's certificate to be delivered pursuant to Section 5.01(e) is delivered, and thereafter shall be deemed to be the amount set forth as the present value of third-party operating lease payments guaranteed by the Borrower and its Consolidated Subsidiaries at the end of the applicable Fiscal Year in the officer's certificate delivered most recently pursuant to Section 5.01(e).

     "Total Capitalization" means at any date the sum of (i) Total Borrowed Funds at such date and (ii) Consolidated Tangible Net Worth at such date.

     "Unfunded Liabilities' means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

(NY) 27009/335/CA/ca.98

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in generally accepted accounting principles on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.

     Section 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on the same date, all of which Loans are of the same type (subject to
Article VIII) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (i.e., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans and a Base Rate Borrowing" is a Borrowing comprised of Base Rate Loans).



                                    ARTICLE 2
                                   The Credits

     Section 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time on and after the Effective Date and prior to the Termination Date; provided that the aggregate principal amount of Loans made by such Bank on any date shall not exceed its Commitment at such date. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000; provided that any such Borrowing may be in an aggregate amount equal to the then aggregate amount of the Commitments. Each such Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments. The Commitments are not

(NY) 27009/335/CA/ca.98
revolving in nature, and amounts prepaid or repaid may not be reborrowed hereunder.

     Section 2.02. Notice of Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b) the aggregate amount of such Borrowing, and

     (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate.

     Section 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Article III has not been satisfied the Administrative Agent shall make the funds so received from the Banks available to the Borrower not later than 2:00 P.M. (New York City time) at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection
(b) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is



(NY) 27009/335/CA/ca.98
repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.04. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that neither the failure by any Bank to make any such recordation or endorsement, nor any error therein, shall affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.05. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

     Section 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made (or is converted from a Euro-Dollar Loan to a Base Rate Loan) until it becomes due or is converted, at a rate per annum equal to the Base Rate for such day. Accrued interest shall be payable for each calendar month in arrears on the last Domestic Business Day thereof and, with respect to the principal



(NY) 27009/335/CA/ca.98
amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof.

     "Euro-Dollar Margin" means 1.00% per annum.

     The "Adjusted London Interbank Offered Rate" applicable to (a) any Interest Period (other than an Interest Period beginning on September 25, 1998 means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage and (b) the Interest Period beginning on September 25, 1998 means the rate per annum determined by the Administrative Agent in the manner agreed by the Borrower and the Administrative Agent on September 24, 1998.

     The "London Interbank Offered Rate" applicable to any Interest Period (other than an Interest Period beginning on the September 25, 1998) means the rate per annum at which deposits in dollars are offered to the Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of the Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     'Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.



(NY) 27009/335/CA/ca.98

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) The Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If the Reference Bank does not furnish a timely quotation, the provisions of Section 8.01 shall apply.

     Section 2.07. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; or

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

     (b)  Each  Notice  of  Interest   Rate   Election   shall   specify:   (NY)
27009/335/CA/ca.98

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, such election.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     Section 2.08. Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee at the rate of 0.10% per annum on the daily average amount of such Bank's Commitment. Such commitment fees shall accrue for each day from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the
Commitments in their entirety) and shall be payable in arrears on the Termination Date (or earlier date of termination of the Commitments in their entirety).

     Section 2.09. Optional Termination or Reduction of Commitments. The Borrower may, without premium or penalty, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time or (ii) ratably reduce the Commitments from time to time, in each case by an aggregate amount of at least $10,000,000. Upon any such termination or reduction of the Commitments, the Administrative Agent shall promptly notify each Bank of such termination or reduction.

     Section 2.10.  Mandatory  Termination or Reduction of Commitments.  (a) The
Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

(NY) 27009/335/CA/ca.98

     (b) On the date of each Borrowing, the Commitment of each Bank shall be automatically reduced by the amount of its Loan included in such Borrowing.

     (c) On the date upon which any Reduction Event occurs, the Commitments shall be automatically and ratably reduced by an amount equal to the largest multiple of $1,000,000 which does not exceed the excess, if any, of (i) the aggregate Available Net Cash Proceeds in respect of such Reduction Event over
(ii) the portion of such Available Net Cash Proceeds to be applied to the prepayment of Loans pursuant to Section 2.12.

     Section 2.11. Optional Prepayments. (a) The Borrower may upon at least one Domestic Business Day's notice to the Administrative Agent, prepay the Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks.

     (b) Subject to Section 2.14, the Borrower may, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such a Group, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

     (c) In connection with any substitution of Banks pursuant to Section 8.06, the Borrower may prepay the Loans of the Bank being replaced, as provided in clause (ii) of Section 8.06.

     (d) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.12. Mandatory Prepayments. (a) Upon the occurrence of a Reduction Event, the Borrower shall prepay a principal amount of the Loans equal to the largest multiple of $1,000,000 which does not exceed the aggregate amount of Available Net Cash Proceeds in respect of such Reduction Event. Such prepayment shall be made not later than the second Euro-Dollar Business Day following the date of such Reduction Event, and shall be applied ratably to the Loans of the Banks included in such outstanding Group or Groups of Loans as the

(NY) 27009/335/CA/ca.98

Borrower may designate in the notice required by subsection (b) or, failing such designation by the Borrower, as the Administrative Agent may specify by notice to the Borrower and the Banks.

     (b) The Borrower shall notify the Administrative Agent of each Reduction Event and the related Available Net Cash Proceeds not later than the date of such Reduction Event. The Administrative Agent shall promptly notify each Bank of the contents of each such notice received by it and of such Bank's ratable share of any prepayment pursuant to this Section 2.12 or reduction of the Commitments pursuant to Section 2.10(c) in respect of such Reduction Event.

     Section 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.


(NY) 27009/335/CA/ca.98

     Section 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any such Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if the Borrower fails to borrow or prepay any Euro-Dollar Loans or fails to continue any Euro-Dollar Loans for an additional Interest Period or fails to convert any outstanding Loans to Euro-Dollar Loans, in each case after notice of such borrowing, prepayment, continuation or conversion has been given to any Bank in accordance with Section 2.03(a), 2.07(c), 2.11(d) or 2.12(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, continue or convert, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and commitment fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).



                                    ARTICLE 3
                                   Conditions

     Section 3.01. Effectiveness of this Agreement; Closing. This Agreement shall become effective, and the closing hereunder shall occur, when the Administrative Agent shall have received the following:

     (a) a counterpart hereof signed by each party listed on the signature pages
hereof  or  facsimile  or  other  written   confirmation   satisfactory  to  the
Administrative Agent that each such party has signed a counterpart hereof;

     (b) a duly executed Note for the account of each Bank complying with the provisions of Section 2.04 dated the Effective Date;

     (c) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower, substantially in the form of Exhibit B hereto, dated the


(NY) 27009/335/CA/ca.98

Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) an opinion of Gary M. Bahler, General Counsel of the Borrower, substantially in the form of Exhibit C hereto, dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (e) an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit D hereto, dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

     (f) all documents that the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Extensions of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) the fact that the Effective Date shall have occurred on or prior to September 25, 1998;

     (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

     (c) the fact that, immediately before and after such Extension of Credit, no Default shall have occurred and be continuing; and

     (d) the fact that each of the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Extension of Credit.

Each Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Extension of Credit as to the facts specified in clauses (c) and (d) of this Section.



(NY) 27009/335/CA/ca.98

                                    ARTICLE 4
                         Representations and Warranties

     The Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failures to possess such licenses, authorizations, consents and approvals could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 4.02. Concentration and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each of the Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

     Section 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 31, 1998 and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Borrower's 1997 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of August 1, 1998 and the related unaudited consolidated statements of operations, cash flows and changes in shareholders' equity for the six months then ended, set forth in the Borrower's Latest Form






(NY) 27009/335/CA/ca.98

10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection
(a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

     (c) Since August 1, 1998 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Effect.

     Section 4.06. Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, rules, regulations and binding requirements of governmental authorities, except where (i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) failure to comply therewith could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which has resulted or will result in the imposition of a Lien under
Section 412(n) of the Internal Revenue Code or in the incurrence of a requirement under Section 401(a)(29) of the Internal Revenue Code to post a bond or other security in order to retain the tax-qualified status of such Plan or
(iii)incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.08. Environmental Matters. To the knowledge of the Borrower, (i) the Borrower and its Subsidiaries are in material compliance with all applicable Environmental Laws, (ii) there are no claims, demands or investigations against the Borrower or any of its Subsidiaries by any governmental authority or other person or entity that may reasonably be expected to result in material liability




(NY) 27009/335/CA/ca.98
for the clean up of materials that have been released into the  environment  and
(iii) there are no conditions that are reasonably likely to result in such claims, demands or investigations against the Borrower or any of its Subsidiaries, except for failures to comply and liabilities which, in the aggregate, are unlikely to result in a Material Adverse Effect.


     Section 4.09. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Borrower or any Subsidiary, except taxes and assessments which are not yet delinquent or are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.10. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failures to possess such licenses, authorizations, consents and approvals could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 4.11. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.12. Full Disclosure. All information (taken as a whole) heretofore furnished in writing by the Borrower to any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished in writing by the Borrower to any Bank will be, true in all material respects on the date as of which such information is stated or certified. Any projections and pro forma financial information contained in any such writing will be based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. The Borrower has disclosed to the Banks in writing any and all facts which could reasonably be expected to result in a Material Adverse Effect (to the extent the Borrower can now reasonably foresee, utilizing reasonable assumptions and the information now actually known to the Borrower's Responsible Officers).


(NY) 27009/335/CA/ca.98

                                    ARTICLE 5
                                    Covenants

     The Borrower agrees that, so long as any Bank has any Credit Exposure hereunder:

     Section 5.01. Information. The Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and changes in shareholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, all reported on (without any qualification that would not be acceptable to the SEC for purposes of filings under the Exchange Act) by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated condensed statement of operations for such Fiscal Quarter and the related consolidated condensed statements of operations, cash flows and retained earnings for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in comparative form (i) in the case of such statement of operations, the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and (ii) in the case of such statements of operations, cash flows and retained earnings, the figures for the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;


(NY) 27009/335/CA/ca.98

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Borrower's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.06 to 5.10, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) as soon as practicable and in any event within 90 days after the end of each Fiscal Year, a certificate of the Borrower's chief financial officer setting forth:

          (i) the total rent expense (net of sublease income) of the Borrower and its Consolidated Subsidiaries for such Fiscal Year;

          (ii) the present value, at the end of such Fiscal Year, of the operating lease commitments of the Borrower and its Consolidated Subsidiaries; and

          (iii) the present value, at the end of such Fiscal Year, of any third-party operating lease payments under guarantees entered into after the date hereof by the Borrower and its Consolidated Subsidiaries;

and certifying that the amounts set forth have been calculated on the same basis as the comparable amounts shown in Note 14 ("Leases") to the audited financial statements of the Borrower contained in the Borrower's 1997 Form 10-K (treating the guaranteed amounts set forth pursuant to clause (iii) as if they were direct obligations of the Borrower and its Consolidated Subsidiaries);

     (f) within five Domestic Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;


(NY) 27009/335/CA/ca.98

     (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" defined in PBGC Regulations Sections 2615.11(a), .12(a), .14(a), .16(a), .17(a), .21(a), .22(a) or .23(a)
with respect to any Plan, or, with respect to any Plan, gives or is required to give notice to the PBGC under Section 4043(b)(3) of ERISA or would be required to give notice under such Section but for the provisions of Section 4043(b)(2) of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, or that would be required to be given but for the provisions of Section 4043(b)(2); (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan or which has resulted or will result in the imposition of a Lien under
Section 412(n) of the Internal Revenue Code or the incurrence of a requirement under Section 401(a)(29) of the Internal Revenue Code to post a bond or other security in order to retain the tax- qualified status of such Plan, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group has taken or proposes to take; and

     (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries (including, without limitation, the status of the transactions contemplated by the German Purchase Agreement) as the Administrative Agent, at the request of any Bank, may reasonably request.

     Section 5.02. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all material properties useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name)



(NY) 27009/335/CA/ca.98
with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that such risks may be covered by self-insurance programs consistent with past practice. The Borrower will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

     Section 5.03. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except where failures to possess such rights, privileges and franchises could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

     Section 5.04. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and binding requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 5.05. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary (except for Subsidiaries that constitute Immaterial Subsidiaries) to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary (except for Subsidiaries that constitute Immaterial Subsidiaries) to permit, representatives of any Bank at such Bank's expense, upon reasonable prior notice, to visit and inspect any of their respective properties, to examine and make



(NY) 27009/335/CA/ca.98
abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     Section 5.06. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on April 4, 1997 securing Debt outstanding on April 4, 1997 in an aggregate principal or face amount not exceeding $100,000,000;

     (b) any Lien on any asset (or improvement thereon) securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or improvement thereon), provided that such Lien attaches to such asset (or improvement thereon) concurrently with or within 90 days after the acquisition thereof;

     (c) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition (whether by purchase, merger or otherwise) thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) Liens on life insurance policies securing amounts borrowed against the cash value of such policies;

     (h) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation or series of related obligations in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and



(NY) 27009/335/CA/ca.98

     (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 15% of Consolidated Tangible Net Worth.

     Section 5.07. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than the sum of (i) $800,000,000 plus
(ii) for each Fiscal Quarter ended at or prior to such time (but after January 25, 1997), 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for such Fiscal Quarter (if greater than zero).

     Section 5.08. Leverage Ratio. Total Borrowed Funds will not (i) exceed 75% of Total Capitalization at any time from the Effective Date through the end of Fiscal Year 1998 or (ii) exceed 70% of Total Capitalization at any time thereafter.

     Section 5.09. Limitation on Debt of Subsidiaries. The total Debt of all Consolidated Subsidiaries (excluding Debt owed to the Borrower or to another Consolidated Subsidiary) will not at any time exceed $300,000,000.

     Section 5.10. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter listed below, the ratio of

          (i) the sum of EBIT plus 1/3 of Annual Rent Expense, in each case for the four consecutive Fiscal Quarters then ended, to

          (ii) the sum of Interest Expense plus 1/3 of Annual Rent Expense, in each case for the same four consecutive Fiscal Quarters,

will not be less than the ratio set forth  below  with  respect  to such  Fiscal
Quarter:

                    Fiscal Quarter                       Ratio
          -----------------------------      ---------------------------
             Each Fiscal Quarter of                    1.75 to 1
               Fiscal Year 1998

          Each subsequent Fiscal Quarter               2.00 to 1


     Section 5.11. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger no Default shall have occurred and be continuing. The Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the foregoing limitation shall not apply



(NY) 27009/335/CA/ca.98
to sales of inventory or sales and other dispositions of surplus assets, in each case in the ordinary course of business.

     Section 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its working capital needs.

     Section 5.13. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment.

     Section 5.14. German Purchase Agreement. The Borrower shall not permit the German Purchase Agreement to be amended, supplemented or otherwise modified if the effect thereof would be to (i) materially reduce the purchase price (or the portion thereof payable in cash), (ii) materially delay the consummation of the transactions contemplated therein or (iii) impose any additional material conditions to the consummation of the transactions contemplated therein.



                                    ARTICLE 6
                                    Defaults

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail (i) to pay any principal of any Loan when due or (ii) to pay any interest on any Loan, any fees or any other amount payable hereunder within two Domestic Business Days after the due date thereof;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.14, inclusive;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Requesting Banks;

     (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);


(NY) 27009/335/CA/ca.98

     (e) the Borrower and/or any of its Subsidiaries shall fail to pay, when due or within any applicable grace period, an amount or amounts aggregating more than $25,000,000 payable in respect of their Debt;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) any of the Borrower or one or more Subsidiaries (unless such Subsidiaries are Immaterial Subsidiaries) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Material Assets, or shall consent to any such relief or to the appointment of any such official or to any such official taking possession of Material Assets, or shall make a general assignment for the benefit of creditors, or shall state that it is unable to pay its debts generally as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or one or more Subsidiaries (unless such Subsidiaries constitute Immaterial Subsidiaries), in each case seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Material Assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan (except for any termination under Section 4041(b) of ERISA) shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one

(NY) 27009/335/CA/ca.98
or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

     (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

     (k) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or Continuing Directors shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Requesting Banks and shall thereupon notify all the Banks thereof.



(NY) 27009/335/CA/ca.98

                                    ARTICLE 7
                            The Administrative Agent

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Administrative Agents and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent. Morgan, and each of its affiliates, may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

     Section 7.03. Obligations of Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agents. None of the Administrative Agent, its affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Administrative Agent, its affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any Extension of Credit; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3 except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent,

(NY) 27009/335/CA/ca.98
     certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. The Banks shall, ratably in accordance with their respective Credit Exposures, indemnify the Administrative Agent and its affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any other Bank Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any other Bank Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower, such resignation to be effective when a successor Administrative Agent is appointed pursuant to this Section and accepts such appointment. Upon receiving any such notice of resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the approval of the Borrower (unless an Event of Default shall have occurred and be continuing at the time of such appointment, in which case the Borrower's approval will not be required). If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the other Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article


(NY) 27009/335/CA/ca.98
shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

     Section 7.09. Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its account, fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.



                                    ARTICLE 8
                             Change in Circumstances

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

     (a) the Administrative Agent is advised by the Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Reference Bank in the London interbank market for such Interest Period, or

     (b) Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue such Loans for an additional Interest Period, or to convert outstanding Loans into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing

     Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive


(NY) 27009/335/CA/ca.98

(whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, to continue Euro-Dollar Loans for an additional Interest Period or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after receiving a request by such Bank for compensation under this subsection, accompanied by a certificate complying with subsection (d) of this Section (with a copy to the Administrative Agent), the Borrower shall, subject to subsection (e) of this



(NY) 27009/335/CA/ca.98

Section, pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of its obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material, then from time to time, within 15 days after receiving a request by such Bank for compensation under this subsection, accompanied by a certificate complying with subsection (d) of this Section (with a copy to the Administrative Agent), the Borrower shall, subject to subsection (e) of this Section, pay to such Bank such additional amount or amounts as will compensate it (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in its judgment, be otherwise disadvantageous to it. If a Bank fails to notify the Borrower of any such event within 180 days after such event occurs, it shall not be entitled to compensation under this Section for any effect of such event arising more than 180 days before it does notify the Borrower thereof

     (d) Each request by a Bank for compensation under this Section shall be accompanied by a certificate, signed by one of its authorized employees, setting forth in reasonable detail (i) the basis for claiming such compensation, (ii) the additional amount or amounts to be paid to it hereunder and (iii) the method of calculating such amount or amounts, which certificate shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (e) Notwithstanding any other provision of this Section, none of the Banks shall be entitled to compensation under subsection (a) or (b) of this Section if it is not then its general practice to demand compensation in similar circumstances under comparable provisions of other credit agreements.



(NY) 27009/335/CA/ca.98

     Section 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank Party, taxes imposed on or measured by its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or qualified to do business (but only if the taxes are imposed solely because such Bank Party is qualified to do business in such jurisdiction without regard to any Loan) or in which its principal executive office is located or in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments other than such withholding tax imposed as a result of a change in treaty, law or regulation occurring after a Bank first becomes subject to this Agreement.

     "Other Taxes" means any present or future stamp, documentary or mortgage recording taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Bank Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Borrower shall not indemnify any Bank Party for any penalties or interest on any Taxes or




(NY) 27009/335/CA/ca.98

Other Taxes accrued during the period between the 15th day after such Bank Party has received a notice from the jurisdiction asserting such Taxes or Other Taxes and such later day on which such Bank Party has informed the Borrower of the receipt of such notice. This indemnification shall be paid within 15 days after such Bank Party makes demand therefor.

     (d) Each Bank Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank Party listed on the signature pages hereof and on or prior to the date on which it becomes a Bank Party in the case of each other Bank Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank Party remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank Party or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank Party has failed to provide the Borrower with the appropriate form as required by Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank Party shall not be entitled to indemnification under
Section 8.04(b) or (c) with respect to Taxes (including penalties, interest and expenses) imposed by the United States; provided that if a Bank Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank Party shall reasonably request to assist such Bank Party to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank Party pursuant to this Section 8.04, then such Bank Party will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank Party, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank Party.

     (g) If a Bank Party receives a notice from a taxing authority asserting any Taxes or Other Taxes for which the Borrower is required to indemnify such Bank Party under Section 8.04(c), it shall furnish to the Borrower a copy of such




(NY) 27009/335/CA/ca.98
notice no later than 90 days after the receipt thereof. If such Bank Party has failed to furnish a copy of such notice to the Borrower within such 90-day period as required by this Section 8.04(g), the Borrower shall not be required to indemnify such Bank Party for any such Taxes or Other Taxes (including penalties, interest and expenses thereon) arising between the 90th day after such Bank Party has received such notice and the day on which such Bank Party has furnished to the Borrower a copy of such notice.

     Section 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to replace such Bank. Any substitution under this Section 8.06 may be accomplished, at the Borrower's option, either (i) by the replaced Bank assigning its rights and obligations hereunder to the replacement bank or banks pursuant to Section 9.06(c) at a mutually agreeable price or (ii) by the Borrower prepaying all outstanding Loans from the replaced Bank and terminating its Commitment on a date specified in a notice delivered to the Administrative Agent and the replaced Bank at least three Euro-Dollar Business Days before the date so specified (and compensating such Bank for any resulting funding losses as provided in Section 2.14) and concurrently the replacement bank or banks assuming a Commitment in an amount equal to the Commitment being terminated and making Loans in the same aggregate amount and having the same maturity date or dates, respectively, as the Loans being prepaid, all pursuant to documents reasonably satisfactory to the Administrative Agent (and in the case of any

(NY) 27009/335/CA/ca.98
document to be signed by the  replaced  Bank,  reasonably  satisfactory  to such
Bank). No such substitution shall relieve the Borrower of its obligation to compensate and/or indemnify the replaced Bank as required by Sections 8.03 and
8.04 with respect to the period before it is replaced and to pay all accrued interest, accrued fees and other amounts owing to the replaced Bank hereunder.



                                    ARTICLE 9
                                  Miscellaneous

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for such purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, three Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by any Bank Party in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the negotiation and preparation of this Agreement,
(ii) all reasonable out-of-pocket expenses of the Administrative Agent and the Administrative Agent, including reasonable fees and disbursements of special



(NY) 27009/335/CA/ca.98
counsel for the Administrative Agent, in connection with the administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank Party including (without duplication) the fees and disbursements of special counsel and the allocated cost of internal counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Bank Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 9.04. Sharing of Set-offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest that has become due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest that has become due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata.

     (b) Nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.

     (c) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.



(NY) 27009/335/CA/ca.98

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of each Bank.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. If any Bank grants a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, such Bank shall remain the holder of its Loans, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).





(NY) 27009/335/CA/ca.98

     (c) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other institutions (each an "Assignee") all, or a portion (not less than $10,000,000) of its Commitment and/or its Loans, and of its rights and obligations under this Agreement and the Notes with respect thereto, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit E hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld); provided that (i) such consents shall not be required if the Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment; (ii) the minimum amount specified above for a partial assignment of the transferor Bank's rights and obligations shall not apply if the Assignee was a Bank immediately prior to such assignment; and (iii) no such consent of the Borrower shall be required if at the time an Event of Default shall exist. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder (and its Commitment shall be reduced) to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500; provided that the Borrower shall pay such administrative fee if such assignment is required by the Borrower pursuant to Section 8.06. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent

(NY) 27009/335/CA/ca.98
or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 9.07. No-Reliance on Margin Stock. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.08. Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (b) The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 9.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.




(NY) 27009/335/CA/ca.98

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       VENATOR GROUP, INC.

                                       By /s/ John H. Cannon
                                          ---------------------------
                                            Name: John H. Cannon
                                            Title: Vice President and Treasurer

                                       233 Broadway
                                       New York, New York  10279-0003
                                       Facsimile number: 212-553-2152


                                       MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK,
                                          as Administrative Agent and a Bank

                                       By /s/ Unn Boucher
                                          ---------------------------
                                            Name: Unn Boucher
                                            Title: Vice President
                                       60 Wall Street
                                       New York, New York 10260-0060
                                       Facsimile number:


(NY) 27009/335/CA/ca.98

                               COMMITMENT SCHEDULE





Bank                                                            Commitment
Morgan Guaranty Trust Company
of New York                                                     $250,000,000

Total                                                           $250,000,000


(NY) 27009/335/CA/ca.98

                                                                       EXHIBIT A



                                      NOTE


                                                              New York, New York
                                                                       , 19


     For value received, Venator Group, Inc., a New York corporation (the "Borrower"), promises to pay to the order of _____________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Bridge Loan Agreement referred to below on the maturity date thereof provided for in the Bridge Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Bridge Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that neither the failure of the Bank to make any such recordation or endorsement, nor any error therein, shall affect the obligations of the Borrower hereunder or under the Bridge Loan Agreement.

     This note is one of the Notes referred to in the Bridge Loan Agreement dated as of September 25, 1998 among the Borrower, the Banks party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Bridge Loan Agreement"). Terms defined in the Bridge Loan Agreement are used herein with the same meanings. Reference is made to the Bridge Loan Agreement for provisions for the prepayment hereof and

(NY) 27009/335/CA/ca.98
     the acceleration of the maturity hereof. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



                                       VENATOR GROUP, INC.





                                       By________________________
                                            Title:

(NY) 27009/335/CA/ca.98

                         LOANS AND PAYMENTS OF PRINCIPAL



--------------------------------------------------------------------------------
                       Amount of            Amount of            Notation
Date                     Loan           Principal Repaid          Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




(NY) 27009/335/CA/ca.98

                                                                       EXHIBIT B


                               OPINION OF SPECIAL
                            COUNSEL FOR THE BORROWER


                                              [Effective Date]


Morgan Guaranty Trust Company of New York,
    as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

     We have acted as special counsel to Venator Group, Inc., a New York corporation (the "Borrower"), in connection with the preparation, execution and delivery of, the Bridge Loan Agreement, dated as of September __, 1998 (the "Bridge Loan Agreement") among the Borrower, the Banks, and Morgan Guaranty Trust Company of New York, as Administrative Agent. This opinion is being delivered pursuant to Section 3.01(c) of the Bridge Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings herein as ascribed thereto in the Bridge Loan Agreement.

     In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials, including the facts set forth in the Borrower's Certificate described below.

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

          (a) the Bridge Loan Agreement;

(NY) 27009/335/CA/ca.98

          (b) the Notes delivered to you on the date hereof;

          (c) the certificate of the Borrower executed by Andrew P. Hines dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Borrower's Certificate");

          (d) certified copies of the Certificate of Incorporation and By- laws of the Borrower;

          (e) a certified copy of certain resolutions of the Board of Directors of the Borrower adopted on ____________, 1998; and

          (f) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

The Bridge Loan Agreement and the Notes shall hereinafter be referred to collectively as the "Transaction Documents."

     Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the federal laws of the United States of America to the extent specifically referred to herein.

     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that

     1. The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the State of New York.

     2. The Borrower has the corporate power and authority to (i) carry on its business as described in the Borrower's 1997 Form 10-K and (ii) execute, deliver and perform all of its obligations under each of the Transaction Documents and to borrow thereunder. The execution and delivery of each of the Transaction Documents and the consummation by the Borrower of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Borrower. Each of the Transaction Documents has been duly executed and delivered by the Borrower.


(NY) 27009/335/CA/ca.98

     3. Each of the Transaction Documents constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the following qualifications:

          (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

          (b) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

          (c) we  express no  opinion  as to  Section  9.04 of the  Bridge  Loan
          Agreement to the extent it authorizes or permits any party to any Transaction Document or any purchaser of a participation interest for any such party to set off or apply any deposit, property or indebtedness with respect to any participation interest.

     4. The execution and delivery by the Borrower of each of the Transaction Documents and the performance by the Borrower of its obligations under each of the Transaction Documents, each in accordance with its terms, do not conflict with the Certificate of Incorporation or By-laws of the Borrower.

     5. Neither the execution, delivery or performance by the Borrower of the Transaction Documents nor the compliance by the Borrower with the terms and provisions thereof will contravene any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of New York and of the United States of America
(including, without limitation, Regulations U and X of the Federal Reserve Board) which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

     6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Transaction Documents by the Borrower. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording


(NY) 27009/335/CA/ca.98
or registration with, any Governmental Authority (as hereinafter defined) pursuant to Applicable Laws. "Governmental Authority" means any New York or federal legislative, judicial, administrative or regulatory body.

     7. Neither the execution, delivery or performance by the Borrower of its obligations under the Transaction Documents nor compliance by the Borrower with the terms thereof will contravene any Applicable Order (as hereinafter defined) against the Borrower. "Applicable Orders" means those orders, judgments or decrees of Governmental Authorities identified in paragraph 2 of the Borrower's Certificate.

     8. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In rendering the foregoing opinions, we have assumed, with your consent, that:

               (a) the execution, delivery and performance of any of the Borrower's obligations under the Transaction Documents does not and will not conflict with, contravene, violate or constitute a default under (i) to your knowledge, any lease, indenture, instrument or other agreement to which the Borrower or its property is subject, (ii) any rule, law or regulation to which the Borrower is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein); and


(NY) 27009/335/CA/ca.98

               (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of the Transaction Documents or the transactions contemplated thereby.

          We understand that you are separately receiving an opinion, dated as of the date hereof, with respect to the foregoing from Gary M. Bahler (the "General Counsel Opinion") and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in the General Counsel Opinion.

          Our opinions are also subject to the following assumptions and qualifications:

               (a) we have assumed each of the Transaction Documents constitutes the legal, valid and binding obligation of each party to such Transaction Document (other than the Borrower) enforceable against such party (other than the Borrower) in accordance with its terms; and

               (b) we express no opinion as to the effect on the opinion expressed herein of (i) the compliance or non-compliance of any party (other than the Borrower) to the Transaction Documents with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Borrower) to the Transaction Documents.

          In rendering the opinions herein stated, we have taken into account the fact that you have asked the Borrower to make, and the Borrower has made, the representation set forth in Section 4.02 of the Bridge Loan Agreement.



(NY) 27009/335/CA/ca.98

     This opinion is being furnished only to you and is solely for your benefit and is not to be relied upon by any other Person or for any other purpose without our prior written consent, provided, however, that any Assignee that becomes a Bank pursuant to Section 9.06(c) of the Bridge Loan Agreement may rely on this opinion as if it were addressed to such Assignee and delivered on the date hereof.

                                       Very truly yours,

(NY) 27009/335/CA/ca.98

                                   Schedule I
                                to SASM&F Opinion


                                     Lenders



          Morgan Guaranty Trust Company of New York













(NY) 27009/335/CA/ca.98

                                                                      Exhibit C



                 [Form of Opinion of Borrower's General Counsel]


                              [Venator letterhead]

                                            September __, 1998


Morgan Guaranty Trust Company
 of New York,
   as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

     I am General Counsel of Venator Group,  Inc., a New York  corporation  (the
"Borrower"), and have acted as such in connection with the preparation, execution and delivery of, the Bridge Loan Agreement, dated as of September __, 1998 (the "Bridge Loan Agreement'), among the Borrower, the Banks and Morgan Guaranty Trust Company of New York, as Administrative Agent. This opinion is being delivered pursuant to Section 3.01(d) of the Bridge Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Bridge Loan Agreement.

     In my examination I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials.


(NY) 27009/335/CA/ca.98

In rendering the opinions set forth herein, I, or a lawyer acting under my general supervision, have examined and relied on originals or copies of the following:

          (a) the Bridge Loan Agreement;

          (b) the Notes delivered to you on the date hereof;

          (c) certified copies of the Certificate of Incorporation and By-laws of the Borrower;

          (d) a copy of certain resolutions of the Board of Directors of the Borrower adopted on __________, 1998; and

          (e) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

          The Bridge Loan Agreement and the Notes shall hereinafter be referred to collectively as the "Transaction Documents."

          I am a member of the bar of the State of New York and I do not express any opinion herein concerning any law other than the laws of the State of New York.

          Based   upon  the   foregoing   and   subject   to  the   limitations,
     qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          1. Each of the Transaction Documents has been duly executed and delivered by the Borrower.

          2.  The  execution  and  delivery  by  the  Borrower  of  each  of the
     Transaction Documents and the performance by the Borrower of its obligations under each of the Transaction Documents, each in accordance with its terms, do not (i) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or (ii) cause the creation of any security interest or lien upon any of the property of the Borrower pursuant to any Applicable Contracts. I do not express any opinion, however, as to whether the execution, delivery or performance by the Borrower of the Transaction Documents will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Borrower as set forth in the Transaction Documents or otherwise. "Applicable Contracts" mean those agreements or instruments which are material to the business or financial condition of the Borrower.


(NY) 27009/335/CA/ca.98

          3. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Effect.

          This opinion is being furnished only to you and is solely for your benefit and is not to be relied upon by any other Person or for any other purpose without my prior written consent, provided, however, that any Assignee that becomes a Bank pursuant to Section 9.06(c) of the Bridge Loan Agreement may rely on this opinion as if it were addressed to such Assignee and delivered on the date hereof.

                                       Very truly yours,

(NY) 27009/335/CA/ca.98

                                   Schedule I
                               to Venator Opinion



                                     Lenders


          Morgan Guaranty Trust Company of New York













(NY) 27009/335/CA/ca.98

                                                                       EXHIBIT D



                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT






To the Banks and the
   Administrative Agent Referred to Below
c/o Morgan Guaranty Trust Company
            of New York,
   as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

     We have participated in the preparation of the Bridge Loan Agreement (the "Bridge Loan Agreement") dated as of September __, 1998 among Venator Group, Inc. a New York corporation (the "Borrower"), the Banks (the "Banks"), and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special counsel for the Arranger and Syndication Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Bridge Loan Agreement. Terms defined in the Bridge Loan Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

(NY) 27009/335/CA/ca.98

     1. The execution, delivery and performance by the Borrower of the Bridge Loan Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Bridge Loan Agreement constitutes a valid and binding agreement of the Borrower and each Note delivered to you today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent; provided that any Assignee that becomes a Bank pursuant to Section 9.06(c) of the Bridge Loan Agreement may rely on this opinion as if it were addressed to such Assignee and delivered on the date hereof.

                                       Very truly yours,

(NY) 27009/335/CA/ca.98
                                       2